Exhibit 24.1
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Robert R. Franklin, Jr., Justin M. Long and Shanna Kuzdzal, and each of them individually, his true or her and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Robert R. Franklin, Jr.	Chief Executive Officer and Director	October 1, 2022
Robert R. Franklin, Jr.	(Principal Executive Officer)

/s/ Paul P. Egge	Chief Financial Officer	October 1, 2022
Paul P. Egge	(Principal Financial and Accounting Officer)

/s/ John Beckworth	Director	October 1, 2022
John Beckworth

/s/ Jon-Al Duplantier	Director	October 1, 2022
Jon-Al Duplantier

/s/ Michael A. Havard	Director	October 1, 2022
Michael A. Havard

/s/ Frances H. Jeter	Director	October 1, 2022
Frances H. Jeter

/s/ George Martinez	Director	October 1, 2022
George Martinez

/s/ William S. Nichols, III	Director	October 1, 2022
William S. Nichols, III

/s/ Joe E. Penland, Sr.	Director	October 1, 2022
Joe E. Penland, Sr.

/s/ Reagan A. Reaud	Director	October 1, 2022
Reagan A. Reaud

/s/ Steven F. Retzloff	Director	October 1, 2022
Steven F. Retzloff

/s/ Fred S. Robertson	Director	October 1, 2022
Fred S. Robertson

/s/ Joseph B. Swinbank	Director	October 1, 2022
Joseph B. Swinbank

/s/ John E. Williams	Director	October 1, 2022
John E. Williams

/s/ William E. Wilson Jr.	Director	October 1, 2022
William E. Wilson Jr.